                        Gilder, Gagnon, Howe & Company
                                 1775 Broadway
                                  26th Floor
                           New York, New York  10019



                              PLACEMENT AGREEMENT


                                                             February 26, 1997



Mr. W. James Hindman
2322 Nicodemus Road
Westminister, Maryland  21157

Mr. Henry D. Felton
13001 Dover Road
Reisterstown, Maryland  21136


Gentlemen:

    This letter will set forth the terms and conditions upon which Gilder, Gagnon, Howe & Company will act as the exclusive placement agent for the sale by W. James Hindman and Henry D. Felton (together, the "Sellers") of 1,250,000 and 250,000 shares (together, the "Shares"), respectively, of the common stock, par value $.01 per share (the "Common Stock"), of Youth Services International, Inc., a Maryland corporation (the "Company").

     1. Appointment of Placement Agent. The Sellers hereby appoint Gilder, Gagnon, Howe & Company to act as their exclusive placement agent (the "Placement Agent") for the Shares and acknowledge that the Placement Agent shall have the exclusive right to assist the Sellers in the placement of the Shares. The Placement Agent agrees to place the Shares to purchasers identified by the Placement Agent on behalf of the Sellers on an "all-or-none" basis at a per Share price equal to $15.125. The "Purchase Price", as used herein, shall mean the product of (i) the number of Shares placed by the Placement Agent and sold by the Sellers pursuant to this Agreement and (ii) the per Share price.

         In placing the Shares pursuant to this Agreement, the Placement Agent shall act solely as agent for the Sellers and not as principal, and the Placement Agent shall not have any obligation to purchase, as principal, Shares from the Sellers under any circumstances.

          The Sellers and the Placement Agent agree that any Shares the placement of which the Placement Agent arranges shall be placed by the Placement Agent in reliance upon the representations, warranties, covenants and agreement of the Sellers contained herein and on the terms and conditions and in the manner provided herein.

     2.  Representations and Warranties of the Sellers.

          (a) Each Seller jointly and severally represents and warrants to, and agrees with, the Placement Agent that:

               (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (Commission No. 333-21771), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, including, without limitation, all filings of the Company incorporated therein by reference, as amended at the time of effectiveness of the registration statement, and including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (A) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and
(B) any such document so filed.

               (ii) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the



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
Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (a) in the case of the Registration Statement, not misleading and
(b) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent expressly for use in connection with the preparation thereof.

               (iii) The Registration Statement has become effective under the Act, and to the best of the knowledge of the Sellers, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its





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
subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.


               (v) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Sellers and this Agreement has been duly and validly executed and delivered by the Sellers.

               (vi) The Shares, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights.

               (vii) The Company is in compliance in all material respects with all the requirements of, and has made all required filings under, the Act, the Regulations, the Exchange Act and the regulations promulgated thereunder and the rules of The Nasdaq Stock Market.

               (viii) The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference or deemed incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

               (ix) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (x) The Common Stock is, and upon the delivery and sale of the Shares, the Shares will be, listed on The Nasdaq National Market System.





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
               (xi) The Board of Directors of the Company has approved resolutions exempting from the Maryland General Corporation Law any business combination with the Placement Agent, its existing or future affiliates or any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that may become "interested stockholders" of the Company or any existing or future affiliate of any of the foregoing, and said resolutions (A) have not been, and, on the Closing Date, will not have been, modified or rescinded since their adoption, and (B) are, and on the Closing Date will be, in full force and effect.

          (b) Each Seller, severally and not jointly, represents and warrants to, and agrees with, the Placement Agent that:

               (i) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by such Seller of, or constitute a default by such Seller under, any material indenture, deed of trust, contract or other material agreement or instrument or any decree, judgment or order to which such Seller is a party or by which such Seller may be bound.

               (ii) Each Seller has and will have, at the Closing Date, good and marketable title to the Shares to be sold by such Seller hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Seller other than pursuant to this Agreement; such Seller has full right, power and authority to sell, transfer and deliver the Shares to be sold by such Seller hereunder; and upon delivery of the Shares to be sold by such Seller hereunder and payment of the purchase price therefor as herein contemplated, each party to whom such Shares were sold will receive good and marketable title to the Shares purchased by it from such Seller, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

               (iii) All authorizations, approvals and consents necessary for the execution and delivery by each Seller of this Agreement and the sale and delivery of the Shares by such Seller (other than, at the time of the execution hereof, such authorizations, approvals or consents as may be necessary under state securities laws), have been obtained and are in full force and effect; each Seller has the full right, power and authority to execute and deliver this Agreement and to sell, transfer and deliver the Shares to be sold by such Seller.

               (iv) Each Seller has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or exercise of the Shares.





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
     3.   Purchase, Sale and Delivery of the Shares; Payment of Commissions.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Sellers agree to deliver the Shares to the Placement Agent for the account of any purchaser and the Placement Agent agrees to deliver to the Sellers on behalf of the purchasers their proportionate share of the Purchase Price. The term "proportionate share", as used herein, shall mean, with respect to each Seller, the proportion of Shares owned by such Seller.

          (b) Payment of the Purchase Price for, and delivery of certificates for, the Shares shall be made at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Placement Agent and the Sellers, at 10:00 A.M. on March 14, 1997 or such other time not later than three business days after such date as shall be agreed upon by the Sellers and the Placement Agent (such time and date of payment and delivery being herein called the "Closing Date"). Payment of the Purchase Price shall be made by the Placement Agent to the Sellers by wire transfer in immediately available funds, against delivery to the Placement Agent for the respective accounts of the purchasers of certificates for the Shares to be purchased by the purchasers identified by the Placement Agent. Certificates for the Shares shall be delivered to the Placement Agent on or prior to the Closing Date accompanied by a stock power duly endorsed in blank and with stock transfer stamps affixed and cancelled at the Seller's expense.

          (c) As compensation for the services of the Placement Agent provided to the Sellers hereunder, the Sellers shall pay the Placement Agent a commission equal to $0.125 for each Share sold, or an aggregate of $187,500 if all of the Shares are sold. Each of the Sellers shall pay their proportionate share of such commission to the Placement Agent on the Closing Date by, at the Placement Agent's option, (i) certified or official bank checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Placement Agent or (ii) by the Placement Agent withholding such amount from the Purchase Price.

     4. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Sellers hereby agrees to pay their proportionate share of all costs and expenses incident to the performance of the obligations of the Sellers and the Placement Agent hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements





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
thereto (including, without limitation, fees and expenses of the Company's accountants (except, that, with respect to the accountant's letter to be delivered pursuant to Section 5(d) herein, such fees and expenses shall be borne solely by Mr. Hindman and the Company) and counsel), this Agreement and all other documents related to the placement of the Shares, (ii) the issuance, transfer and delivery of the Shares to the purchasers identified by the Placement Agent, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Placement Agent and such counsel's disbursements in relation thereto, (iv) listing the Shares on The Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

     5. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent to place the Shares and pay the Purchase Price, as provided herein, shall be subject to the accuracy of the representations and warranties of the Sellers herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to the Placement Agent pursuant to this Section 5 of any misstatement or omission, to the performance by the Sellers of their obligations hereunder, and to the following additional conditions:

          (a) At or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date the Placement Agent shall have received the opinion of either Piper & Marbury or Miles & Stockbridge dated the Closing Date and addressed to the Placement Agent, to the effect that:

               (i)  All of the Shares are owned of record by the Sellers; and

               (ii) This Agreement has been duly authorized and validly executed by the Sellers and is the legally valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles whether in a suit at law or in equity.





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
          (c) At the Closing Date the Placement Agent shall have received a certificate of the Sellers, dated the Closing Date, to the effect that, (i) as of the date hereof and as of the Closing Date the representations and warranties of the Sellers set forth in Section 2 hereof are accurate, (ii) as of the Closing Date the obligations of the Sellers to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (d) Within ten business days of the date of this Agreement, the Placement Agent shall have received from the accountants for the Company a letter addressed to the Placement Agent in form and substance reasonably satisfactory to the Placement Agent with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

          (e) Prior to the Closing Date the Sellers shall have furnished to the Placement Agent, upon the reasonable request of the Placement Agent, such further information, certificates and documents which are necessary to consummate the transactions contemplated hereby and are requested by a third party.

          (f) At the Closing Date, the Shares shall have been approved for listing on The Nasdaq National Market upon notice of issuance and all necessary approvals of the National Association of Securities Dealers, Inc. shall have been received.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to the Placement Agent's Counsel pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agent and to the Placement Agent's Counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Sellers in writing, or by telephone, telex or telegraph, confirmed in writing.





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
     6.  Indemnification.

          (a) The Sellers agree to indemnify and hold harmless the Placement Agent, its directors, officer and employees, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sellers will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent expressly for use
therein.   This indemnity agreement will be in addition to any liability which the Sellers may otherwise have including under this Agreement.

          (b) The Placement Agent agrees to indemnify and hold harmless each of the Sellers against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the





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
extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent expressly for use therein; provided, however, that in no case shall the Placement Agent be liable or responsible for any amount in excess of the commissions received by the Placement Agent hereunder. This indemnity will be in addition to any liability which the Placement Agent may otherwise have including under this Agreement. The Sellers acknowledge that the statements set forth under the caption "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of the Placement Agent expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     7. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Placement Agent and the Sellers contained in this Agreement, including the agreements contained in Section 4 and the indemnity agreements contained in Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person thereof or by or on behalf of the Sellers, and shall survive delivery of and payment for the Shares to and by the Placement Agent. The representations contained in Section 2 and the agreements contained in Sections 4, 6 and 8(c) hereof shall survive the termination of this Agreement, including termination pursuant to Section 8 hereof.

     8.  Termination.

          (a) The Placement Agent shall have the right to terminate this Agreement at any time after March 14, 1997 if the conditions set forth in
Section 5 shall not have been satisfied on or prior to March 14, 1997.

          (b) Any notice of termination pursuant to this Section 8 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (c) If this Agreement shall be terminated pursuant to this Section 8, each of the Sellers will, subject to demand by the Placement Agent, reimburse the Placement Agent such Seller's proportionate share of all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Placement Agent in connection herewith.

     9. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to the intended recipient as set forth below:

     If to the Placement Agent:

               Gilder, Gagnon, Howe & Company
               1775 Broadway
               26th Floor
               New York, New York 10019
               Attention: Mr. Walter Weadock





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
          with a copy to:

               Rosenman & Colin LLP
               575 Madison Avenue
               New York, New York 10022
               Attention: Howard Rothman, Esq.

     If to the Sellers:

               W. James Hindman
               2322 Nicodemus Road
               Westminister, Maryland  21157

          and

               Henry D. Felton
               13001 Dover Road
               Reisterstown, Maryland  21136

          with a copy to:

               Richard Tilghman, Jr., Esq.
               36 South Charles Street
               Charles Center South
               Baltimore, Maryland  21201-3018.

     10. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Sellers and the controlling persons, directors, officers, employees and agents referred to in Section 6 and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from the Placement Agent.

     11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.





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
          If the foregoing correctly sets forth the understanding between the Placement Agent and the Sellers, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       GILDER, GAGNON, HOWE & COMPANY


                                       By    /s/ WALTER J. WEADOCK
                                          ---------------------------
                                          Name:  Walter J. Weadock
                                          Title: General Partner


Accepted as of the date first above written



By    /s/ HENRY D. FELTON
    -----------------------
    Name:


By    /s/ W. JAMES HINDMAN
    -----------------------
    Name:





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